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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 25, 1999


                              INLAND RESOURCES INC.
             (Exact Name of Registrant as Specified in its Charter)


        Washington                    0-16487                    91-1307042
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
     of Incorporation)              File Number)             Identification No.)


           410 17th Street
               Suite 700                                       80202
           Denver, Colorado                                  (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (303) 893-0102


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ITEM 5.  OTHER EVENTS.

        On January 18, 1999, Inland Resources Inc. ("Inland") entered into a non-binding Letter of Intent (the "LOI") with Flying J Inc. ("Flying J") and Smith Management LLC ("Smith Management") regarding the acquisition (the "Acquisition") of certain assets by Inland from Flying J or one of its subsidiaries. The Acquisition includes a 25,000 barrel per day refinery located in North Salt Lake City, eleven Flying J gasoline stations located primarily in the Salt Lake City area and Idaho, and all oil and gas reserves owned by Flying J in the Uintah Basin of Northeastern Utah. The purchase price is $80 million in cash plus the issuance of approximately 12.8 million equivalent shares of Inland common stock (approximately 60% of the pro forma shares outstanding), subject to adjustment under certain conditions. The Acquisition is contingent on preparation of definitive documents, financing, due diligence procedures and approval by regulatory agencies, Inland's lenders, the Board of Directors of each company and the shareholders of Inland. The transaction is expected to close during the second quarter of 1999.

        The Acquisition is more fully described in the Press Release, attached hereto as Exhibit 99.1 and incorporated herein by reference. The LOI is also attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)      None.

      (b)      None.

      (c)      Exhibits

               10.1 Letter of Intent dated January 18, 1999 among Inland Resources Inc., Flying J Inc. and Smith Management LLC.

               99.1    Press Release of Inland Resources Inc. dated January 20,
                       1999.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INLAND RESOURCES INC.



Date: January 25, 1999                     By: /s/ Michael J. Stevens
                                               ---------------------------------
                                               Michael J. Stevens
                                               Vice President

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------

10.1 Letter of Intent dated January 18, 1999 among Inland Resources Inc., Flying J Inc. and Smith Management LLC.

99.1        Press Release of Inland Resources Inc. dated January 20, 1999.